Exhibit 10.25

AMENDMENT TO LOAN AGREEMENT

This AMENDMENT TO LOAN AGREEMENT, dated as of December 20, 2005 (this “Amendment”), is entered into by and among Goldman Sachs Mortgage Company (“Lender”), Presidents Park I LLC, Presidents Park II LLC and Presidents Park III LLC (collectively, “Borrower”), and Republic Property Limited Partnership.

We refer to the Loan Agreement, dated as of December 29, 2004, between Archon Financial, L.P. (predecessor-in-interest to Lender) and Borrower (the “Loan Agreement”) and the letter agreement, dated as of December 29, 2004, among Archon Financial, L.P., Lender and RKB Washington Property Fund I L.P., regarding financing fees (the “Fee Letter”).  Capitalized terms used but not defined herein shall have the respective meanings provided in the Loan Agreement.

WHEREAS, an initial public offering as described in Section 1.3(d) of the Loan Agreement is expected to occur on December 20, 2005 (the “IPO Date”), and as a result, in the absence of this Amendment, Borrower would be required under the Loan Agreement to repay the entire Senior Loan and the entire Junior Loan in full on such date;

WHEREAS, the parties have agreed to extend the term of a portion of the Senior Loan (but not any portion of the Junior Loan), subject to the terms and conditions hereof;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       On the IPO Date, Borrower shall repay the Junior Loan in full, and Borrower shall make a repayment of the Senior Loan in an amount such that the outstanding principal balance of the Senior Loan after giving effect to such prepayment (the “Senior Loan Extension Principal Balance”) shall not exceed $50,000,000.  Such repayments shall be accompanied by:

(i)                                     all accrued and unpaid interest on the amounts so prepaid, plus the aggregate amount of interest that would have accrued thereon had such amounts remained outstanding through December 31, 2005;

(ii)                                  the GSMC Junior Exit Fee (as defined in the Fee Letter) in the amount of $230,000;

(iii)                               the GSMC Senior Exit Fee (as defined in the Fee Letter) in the amount of $520,000;

(iv)                              an extension fee in an amount equal to 0.25% times the greater of (x) the Senior Loan Extension Principal Balance or (y) $33,000,000; and

(v)                                 reimbursement of Lender’s reasonable out-of-pocket expenses in connection with this Amendment.

2.                                       Effective from and after receipt by Lender on the IPO Date of the payments described in Paragraph 1 above, the definitions of “Maturity Date”, “Senior Spread”, “Final TI/LC Advance Date”, “Maximum TI/LC Amount”, “Presidents Sponsor” and “Change of Control” shall be deleted and replaced with the respective definitions set forth below:

(i)                                     “Maturity Date” means the Payment Date in April 2006, or such earlier date as may result from acceleration of the Loan pursuant to the Loan Agreement or any of the other Loan Documents.

(ii)                                  “Senior Spread” means 1.0%.

(iii)                               “Final TI/LC Advance Date” means the Payment Date in December 2005.

(iv)                              “Maximum TI/LC Advance Amount” means $0.00.

(v)                                 “Presidents Sponsor” means Republic Property Limited Partnership, a Delaware limited partnership.

(vi)                              “Change of Control” means the occurrence of any of the following:

(a)                                  the failure of the Presidents Borrower to be 100% owned and Controlled by RPT Holding LLC;

(b)                                 the failure of RPT Holding LLC to be at least 51% owned and Controlled, directly or indirectly, by Presidents Sponsor; or

(c)                                  the failure of RPT Holding LLC’s Single-Purpose Equityholder to be 100% owned and Controlled, directly or indirectly, by Presidents Sponsor.

3.                                       Republic Property Limited Partnership hereby unconditionally assumes all obligations and liabilities of Presidents Sponsor, heretofore accrued and hereafter accruing, under the Loan Agreement (including Sections 9.14 and 9.19 thereof) and the Fee Letter.

4.                                       Notwithstanding anything in the Fee Letter to the contrary, the GSMC Senior Exit Fee shall be paid on the IPO Date and shall be nonrefundable, regardless of whether the Senior Loan is refinanced with Goldman or Archon Financial, L.P. acting as lender.

5.                                       All of the terms and conditions of the Loan Agreement and the other Loan Documents and the collateral security provided thereby and the guarantees contained therein, including those terms and conditions modified by this Amendment, are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their terms.

6.                                       All references to the Loan Agreement in any Loan Document shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Loan Agreement as amended hereby, unless the context expressly requires otherwise.

7.                                       This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of law.

8.                                       This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in their names as of the date first above written.

GOLDMAN SACHS MORTGAGE COMPANY			REPUBLIC PROPERTY LIMITED PARTNERSHIP

By:	Goldman Sachs Real Estate Funding Corp., its General Partner		By: Republic Property Trust, its general partner

	By:	Mark J. Buono	By:	Mark R. Keller
		Name: Mark J. Buono		Name: Mark R. Keller
		Title: Vice President		Title: Chief Executive Officer

PRESIDENT’S PARK I LLC

			By:	Mark R. Keller
Name: Mark R. Keller
Title: Manager

PRESIDENT’S PARK II LLC

			By:	Mark R. Keller
Name: Mark R. Keller
Title: Manager

PRESIDENT’S PARK III LLC

			By:	Mark R. Keller
Name: Mark R. Keller
Title: Manager